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                                                                   EXHIBIT H.(2)

                       CONSOLIDATED NATURAL GAS COMPANY
                   RELATIONSHIP OF FOREIGN UTILITY COMPANY
                          TO OTHER SYSTEM COMPANIES


                       CONSOLIDATED NATURAL GAS COMPANY
                                      |
                                      |
                                      |
                                      |
                                      |              (Wholly owned
                                      |                  subsidiary)
                                      |
                                      |
                                      |
                        CNG INTERNATIONAL CORPORATION
                                    / |
                                   /  |
                                  /   |
         (8.9% General           /    |       (16.5% Limited
          Partnership           /     |        Partnership
           Interest)           /      |         Interest)
                              /       |
                             /        |
                            /         |
                  FONDELEC GENERAL    |
                     PARTNER, L.P.    |
                            \         |
                             \        |
                              \       |
         (1% General           \      |
          Partnership           \     |
           Interest)             \    |
                                  \   |
                                   \  |
                        THE LATIN AMERICA ENERGY AND
                          ELECTRICITY FUND I, L.P.